                                                                   EXHIBIT 99.02

                                NEONYOYO, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET



                                                                           June 30, 2000
                                     ASSETS                                 (unaudited)
Current assets:
  Cash and cash equivalents                                                $1,619,599
                                                                           ----------

Property and equipment, net                                                   109,706

Other assets                                                                   40,880
                                                                           ----------
                                                                           $1,770,185
                                                                           ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                         $   49,743
  Accrued liabilities                                                          75,245
                                                                           ----------
         Total current liabilities                                            124,988
                                                                           ----------

  Series A convertible preferred stock - $0.000001 par value;
    1,500,000 shares authorized, issued and outstanding; aggregate
    liquidation preferences are $0.10                                         150,000
  Series B convertible preferred stock - $0.000001 par value;
    1,300,000 shares authorized, 1,098,905 issued and outstanding;
    aggregate liquidation preferences are $1.82                             2,000,000

Stockholders' Equity:
  Common Stock - $0.000001 par value; 20,000,000 shares
    authorized; 10,189,000 shares issued and outstanding                           10
  Additional paid-in capital                                                  104,208
  Deficit accumulated during the development stage                           (609,021)
                                                                           ----------
         Total stockholders' equity                                         1,645,197
                                                                           ----------

                                                                           $1,770,185
                                                                           ==========

  The accompanying notes are an integral part of these financial statements.

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                                                                Six Months
                                                                   Ended
                                                              June 30, 2000
                                                               (unaudited)
Revenue:                                                          $      --

Research and development                                            281,882
General and administrative                                          347,232
                                                                  ---------
Total operating expenses                                            629,114

Loss from operations                                               (629,114)

Interest Income and other income (expense), net                      20,093
                                                                  ---------

Net Loss                                                           (609,021)
                                                                  =========


  The accompanying notes are an integral part of these financial statements.

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                                 (UNAUDITED)

                                      Series A           Series B
                                     Convertible        Convertible
                                   Preferred Stock    Preferred Stock      Common Stock
                                  -----------------  -----------------  ------------------  Additional
                                                                                              Paid-In    Accumulated
                                   Shares    Amount   Shares    Amount    Shares    Amount    Capital      Deficit         Total
                                  ---------  ------  ---------  ------  ----------  ------  ----------   -----------   -------------

Balance at January 1, 2000            --     $  --       --      $  --         --      $ --    $      --    $    --     $        --

Issuance of Common Stock              --        --       --         --    10,089,000   $ 10    $  96,290         --      $   96,300

Issuance of Common Stock for
services                              --        --       --         --       100,000     --        9,500         --           9,500

Issuance of Series A Convertible
Preferred Stock                  1,500,000       2       --         --         --        --      149,998         --         150,000

Issuance of Series B Convertible
Preferred Stock                       --        --   1,098,905        1        --        --    1,999,999         --       2,000,000

Issuance costs of Common and          --        --       --         --         --        --           --         --             --
Preferred Stock                                                                                   (1,582)                    (1,582)

Net loss from development stage
activities                            --        --       --         --         --        --           --     (609,021)     (609,021)
                                 ---------  ------   ---------  ------    ----------   ----  -----------   -----------  ------------
Balance at June 30, 2000         1,500,000  $ 2      1,098,905  $    1    10,189,000   $ 10  $ 2,254,205   $ (609,021)  $ 1,645,197
                                 =========  ======   =========  ======    ==========   ====  ===========   ===========  ============

  The accompanying notes are an integral part of these financial statements.

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS




                                                                    Six Months Ended
                                                                     June 30, 2000
                                                                      (unaudited)

Cash flows used in operating activities:
  Net loss                                                            $ (609,021)
  Adjustment to reconcile net loss to net cash used in operating activities:
    Depreciation                                                           2,285
    Stock compensation                                                     9,500
  Changes in assets and liabilities:
    Other assets                                                         (40,880)
    Accounts payable                                                      49,743
    Accrued expenses                                                      75,245
                                                                       ----------
         Net cash used in operating activities                          (513,128)
                                                                       ----------
Cash Flows used in investing activities:
  Purchase of property and equipment                                     111,991
                                                                       ----------
         Net cash used in investing activities                          (111,991)
                                                                       ----------
Cash Flows from financing activities:
  Proceeds from Series A preferred stock, net                            150,000
  Proceeds from Series B convertible preferred stock                   2,000,000
  Proceeds from issuance of common stock                                  96,300
  Issuance costs of stock                                                 (1,582)
                                                                       ----------
         Net cash provided by financing activities                     2,244,718
                                                                       ----------
  Net increase in cash and cash equivalents                            1,619,599
  Cash and cash equivalents at beginning of period                            --
                                                                       ----------
         Cash and cash equivalents at end of period                    $1,619,599
                                                                       ==========
  Supplemental non-cash activity:
         Issuance of common stock for services                        $    9,500
                                                                       ==========

   The accompanying notes are an integral part of these financial statements

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS


Note 1. The Company and Summary of Significant Accounting Policies:

The Company

Neonyoyo, Inc. (a development stage company) was incorporated under the laws of the State of Delaware on December 17, 1999. Neonyoyo, Inc. (the Company) is creating a new category of wireless Internet applications that will accelerate wireless Internet adoption and usage.

Since its inception, the Company has devoted its efforts principally to research and development, raising capital and developing markets for its product. As a result, the Company is considered a "development stage company." Management believes that the Company will achieve its targeted revenue and operating goals for 2000.

The Company's continued existence is dependent upon its ability to resolve anticipated liquidity problems, principally by obtaining additional debt financing and equity capital. While pursuing additional debt and equity funding, the Company must continue to operate on limited cash flows generated internally. The Company has experienced a net loss from continuing operations for the period ended June 30, 2000, and anticipates additional net losses over the next twelve months.

Management believes that the Company will be successful in obtaining the additional capital required to complete the development process.

For the period from inception (December 17, 1999) through December 31, 1999 the Company had no revenues and incurred expenses of less than $10,000. The results of operations for this period have been included in the June 30, 2000 financial statements to facilitate presentation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist primarily of cash on deposit with banks and high quality money market instruments. The Company considers all highly liquid investments with a maturity from the date of purchase of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets, generally 3 years.

Software development costs

Software development costs incurred in the research and development of new products and enhancements to existing products are charged to expense as incurred. Software development costs are capitalized after technological feasibility has been established. The period between achievement of technological feasibility, which the Company defines as the establishment of a working model, until the general availability of such software to customers, has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs since its inception.

Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets.

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS


Income taxes

Income taxes are accounted for using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (FAS 123), which prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by FAS 123, the Company has elected to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25).

Concentrations of credit risk

Financial instruments which potentially subject the Company to credit risk consist of cash and cash equivalents. The Company's cash and cash equivalents are placed with high credit quality financial institutions and issuers.

Comprehensive Income

The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. As of June 30, 2000, the Company had not had any transactions that are required to be reported in comprehensive income.

Note 2.   Recent Pronouncements

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activity", which was subsequently amended by Statement No. 137 (SFAS 137), "Accounting for Derivative Instruments and Hedging Activities: Deferral of Effective Date of FASB 133" and Statement No. 138 (SFAS 138), "Accounting for Certain Derivative Instruments and Certain Hedging Activities: an amendment of FASB Statement No. 133". SFAS 137 requires adoption of SFAS 133 in years beginning after June 15, 2000. SFAS 138 establishes accounting and reporting standards for derivative instruments and addresses a limited number of issues causing implementation difficulties for numerous entities. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be recorded at fair value through earnings. If the derivative qualifies as a hedge, depending on the nature of the exposure being hedged, changes in the fair value of derivatives are either offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or are recognized in other comprehensive income until the hedged cash flow is recognized in earnings. The ineffective portion of a derivative's change in fair value is recognized in earnings. The Statement permits early adoption as of the beginning of any fiscal quarter. SFAS 133 will become effective for the Company's first fiscal quarter in 2001 and the Company does not expect adoption to have a material effect on its financial statements.

In March 2000, the FASB issued Interpretation No. 44, (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB 25". This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, however certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000. Neonyoyo is currently assessing the impact, if any, of adopting this interpretation.

Note 3.   Preferred Stock and Stockholders' Equity

Common Stock

The Company authorized 20,000,000 shares Common Stock, of which 2,800,000 shares have been reserved for the conversion of Series A and B Convertible Preferred Stock and 2,000,000 shares have been reserved for issuance of stock options. The Common Stock is subject to the prior and superior rights of the Preferred Stock. The holders of Common Stock are entitled to one vote per share.

                                 NEONYOYO, INC.
                        (A Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


During the six months ended June 30, 2000, the Company issued 100,000 shares of Common Stock in exchange for services. The shares were valued at the current market price of $.095 as of the date of the exchange.

Series A Convertible Preferred Stock

Series A Convertible Preferred Stock is convertible into Common Stock at the option of the holder at any time based upon the conversion price defined in the Amended and Restated Certificate of Incorporation. At June 30, 2000, the conversion price was $0.10 per share. All of the outstanding shares of Series A Convertible Preferred Stock shall be automatically converted into Common Stock in the event of a public offering whose offering price is equal to or greater than $5.00 per share and whose gross proceeds equal or exceed $7,500,000.

In the event of voluntary or involuntary liquidation of the Company, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of assets of the Company to holders of Common Stock, an amount for each share of $0.10, plus accrued and declared, but unpaid dividends.

Each holder of shares of Series A Convertible Preferred Stock has voting rights equal to common stock. The holders of shares of Series A Convertible Preferred Stock are entitled to receive dividends at the rate of $0.001 per share, per annum, payable in preference and priority to any payment of dividends in Common Stock when declared by the Board of Directors.

Series B Convertible Preferred Stock

Series B Convertible Preferred Stock is convertible into Common Stock at the option of the holder at any time based upon the conversion price defined in the Amended and Restated Certificate of Incorporation. At June 30, 2000, the conversion price was $1.82 per share. All of the outstanding shares of Series B Convertible Preferred Stock shall be automatically converted into Common Stock in the event of a public offering whose offering price is equal or greater than $5.00 per share and whose gross proceeds equal or exceed $7,500,000.

In the event of voluntary or involuntary liquidation of the Company, the holders of the Series B Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of assets of the Company to holders of Common Stock, an amount for each share of $1.82, plus accrued and declared, but unpaid dividends.

Each holder of shares of Series B Convertible Preferred Stock has voting rights equal to Common Stock. The holders of shares of Series B Convertible Preferred Stock are entitled to receive dividends at the rate of $0.13 per share, per annum, payable in preference and priority to any payment of dividends in Common Stock when declared by the Board of Directors.

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS


Stock options

The Company's 2000 Stock Plan (the "Plan") allows for the grant of options to purchase shares of Common Stock and the issuance of Common Stock directly to eligible persons. The Plan provides for the options to be either Incentive Options or Non-Statutory Options and approves issuance of up to 2,000,000 shares of Common Stock over the term of the Plan. The exercise price per share of incentive options shall not be less than 100% of the fair market value of the shares of Common Stock. Vesting is generally ratable over a four year period beginning one year after the grant date. No option shall have a term exceeding ten years from the grant date.

The Plan provides the grantee the right to exercise prior to vesting. Options exercised prior to an employee becoming fully vested in such options are subject to repurchase by the Company should the employee be terminated or leave the Company prior to becoming fully vested in such options. At June 30, 2000, no shares that were exercised by optionees remained unvested and subject to repurchase.

Pro forma information regarding net income and earnings per share is required by FAS 123. The fair value for options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions: weighted-average risk free interest rate of 6.00%; a dividend yield of 0.0% and a weighted-average expected life of the option of four years.

Based upon the minimum value pricing model and assumptions used, the pro forma net loss from development stage activities would not differ materially from the net loss from development stage activities as reported.

A summary of the Company's 2000 Stock Plan activity and related information for the period ended June 30, 2000 follows:

                                                                      Weighted-
                                                           Range of    Average
                                                           Exercise   Exercise
                                                Options     Prices      Price
                                                -------    --------   ---------

Outstanding, December 17, 1999                       --      $  --      $  --
   Granted                                      197,100       0.18       0.18
   Exercised                                         --         --         --
   Forfeited                                         --         --         --
                                                -------      -----      -----

Outstanding, June 30, 2000                      197,100      $0.18      $0.18
                                                =======      =====      =====
Exercisable, June 30, 2000                      197,100      $0.18      $0.18
                                                =======      =====      =====

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS


The weighted-average remaining contractual life of outstanding options is 9.5 years. The Company issued 1,518,000 shares from the plan during the period ended June 30, 2000, of which 1,327,000 shares are unvested at June 30, 2000. These shares may be repurchased by the Company should vesting requirements not be fulfilled. Options available for grant at June 30, 2000 were 284,900.

Note 4.   Income Taxes

At June 30, 2000, the Company had a net operating loss carryforward of approximately $580,000 for federal tax reporting purposes and research and development credit carryforwards of approximately $29,000. The net operating loss and research and development credit carryforwards begin to expire in 2020 if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at June 30, 2000 are as follows:

         Deferred tax asset:
           Net operating loss and tax credit carryforward     $ 227,200

         Deferred tax liability:
           Depreciation                                          (1,000)
                                                              ---------

         Net deferred tax asset                                 226,200
         Valuation allowance for deferred tax asset            (226,200)
                                                              ---------
         Net deferred tax asset                               $      --
                                                              =========

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax asset will not be fully realizable. Accordingly, the Company has provided for a valuation allowance against its net deferred tax asset at June 30, 2000.

                                 NEONYOYO, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

Note 5.   Lease Commitments

The Company is obligated under operating lease agreements covering certain facilities and equipment. Rent expense was approximately $17,141 for the six months ended June 30, 2000. Future minimum lease payments by year and in aggregate for all operating leases with initial terms of one year or more consist of the following at June 30, 2000:

                  2001                                $106,524
                  2002                                 106,524
                  2003                                 106,524
                  2004                                 106,524
                  2005                                  97,647
                                                      --------

                  Total minimum lease payments        $523,743
                                                      ========